                                   Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Value City Department Stores, Inc. on Form S-8 (File Nos. 33-44207, 33-50198, 33-55348, 33-55350, 33-78586, 33-80588, 33-92966, 333-15957 and 333-15961) of
our report dated October 13, 1997, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended August 2, 1997.


Deloitte & Touche LLP

Columbus, Ohio
October 13, 1997